SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

BMC SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2126120
(State of Incorporation or Organization)	(IRS Employer Identification Number)

2012 Citywest Blvd., Houston, TX	77042-2827
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Item 1.	Description of Securities To Be Registered.

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On May 4, 2013, BMC Software, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, pursuant to resolutions adopted by the Company’s Board of Directors, amended the Rights Agreement, dated as of May 12, 2012 (the “Rights Agreement Amendment”). A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Amendment No. 1, dated as of May 4, 2013, to the Rights Agreement, dated as of May 12, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to BMC Software, Inc.’s Form 8-K filed on May 6, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 6, 2013	BMC SOFTWARE, INC.

	By:	/s/ Christopher C. Chaffin
		Name:	Christopher C. Chaffin
		Title:	Vice President, Deputy General Counsel & Asst. Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1, dated as of May 4, 2013, to the Rights Agreement, dated as of May 12, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to BMC Software, Inc.’s Form 8-K filed on May 6, 2013).